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Exhibit 10.18

AMENDMENT TO LICENSE AGREEMENT	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

        This Amendment ("Amendment") to the License Agreement dated March 23, 2001 is entered into by TWIN Entertainment, Inc. ("TWIN") and Digeo Technology, Inc. (formerly "Digeo Broadband Technology, Inc.") ("DIGEO") and made effective as of July 31, 2001 ("Effective Date").

RECITALS

A.
TWIN and DIGEO have entered into a License Agreement ("License Agreement") effective as of March 23, 2001, pursuant to which, among other things, TWIN has licensed certain broadband content to DIGEO.

B.
TWIN and DIGEO wish to amend the License Agreement in the manner set forth below.

        Now, Therefore, TWIN and DIGEO hereby agree to amend the License Agreement as follows:

  1.
  Delete Section 4.3 of the License Agreement and replace it with the following provision:

        "4.3    Delivery Payments and Revenue Split.    Within thirty (30) days of TWIN delivering to DIGEO, in fully- functional form, each of the five (5) games for the Microsoft TV platform set forth in Exhibit 2, DIGEO shall pay to TWIN a "Delivery Fee" of [*], which Delivery Fee shall be fully creditable against future Revenue Split payments to TWIN. In no event will DIGEO owe TWIN any Delivery Fees beyond the [*] contemplated herein. DIGEO shall pay TWIN, according to the schedule set forth in Section 4.4, fifty percent (50%) of Net Revenues ("Revenue Split"). If at the time any Revenue Split payment is due there are outstanding Delivery Fee credits owed to DIGEO, then the Revenue Split payment that would otherwise be payable to TWIN hereunder shall instead be retained by DIGEO and applied towards paying down such credits. If at the termination or expiration of this Agreement there are any outstanding credits, such credits will be terminated, and DIGEO shall not be entitled to collect the amount of such credits from TWIN. As used hereunder, a game shall be considered "fully-functional" only if players of the game do not experience any errors that prevent the game from being completed."

  2.
  Add the following provisions to the end of Exhibit 2 of the License Agreement:

        "Thick Client" TV Portal—Microsoft TV Platform

Games to be provided:	Update frequency:	Delivery date for service launch:
Picnic Antics	N/A	9/7/01
Deal With It	N/A	9/25/01
Shear Madness	N/A	11/1/01
Two Way Triv—Sports	Weekly	11/1/01
Flower Power	N/A	12/1/01

[*]
CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

  Content programming and production considerations:

  •
  TWIN hosts, maintains, and produces all games (Digeo will host initial games until the "Trusted Content" issue with Microsoft can be fully resolved).

  •
  Games will be developed for the Microsoft TV platform on a DCT5xxx.

  •
  TWIN provides sufficient Rules and Help sections for all games.

  •
  Digeo will make commercially reasonable efforts to get TWIN two STBs by August 31, 2001.

  •
  Digeo will make commercially reasonable efforts to get TWIN a third and fourth STB by September 28, 2001.

  •
  All games outlined above can assume "full screen" viewer experience.

  •
  The service will be able to load interstitial ads hosted by Digeo. Commercially reasonable efforts will be made to include interstitial ads into the service before the end of Q2, 2002

  •
  The service will allow for advertising and/or sponsorship opportunities agreeable to both DIGEO and TWIN. All ad banners and sponsorship logos on the service will be hosted by Digeo.

  •
  In the event of digeo emulator delays, MSTV Software changes and STB changes, TWIN will delay delivery of above games until the later of the above dates and 4 weeks after any such changes.

  Magazine considerations:

        For the Microsoft TV platform only, TWIN shall develop, as soon as commercially reasonable, an "On Screen Magazine" that will serve as a primary link to the TWIN games. Until such time as the On Screen Magazine is, in DIGEO's reasonable opinion, fully-functional and suitable for deployment (including compliance with the Guide), DIGEO shall include links to all available TWIN games on the general games landing page hosted by DIGEO. When the On Screen Magazine is available, DIGEO shall include a link on the general games landing page to the On Screen Magazine. DIGEO will also have the option to provide direct links to Games from internal house ads running on other channels within the service (i.e. direct link to Two Way Triv from the Sports channel).

  3.
  In all other respects, the License Agreement remains unmodified and in full force and effect. In the event of any inconsistency between the terms and conditions of this Amendment and the terms and conditions of the License Agreement, the terms and conditions of this Amendment shall govern and control.

        IN WITNESS WHEREOF, TWIN and DIGEO have caused this Amendment to be executed by their duly authorized representatives as of the Effective Date.

Digeo Technology, Inc.		TWIN Entertainment, Inc.
By:	/s/ MARTY BEHRENS Title: VP, Content	/s/ ROBERT REGAN President/COO

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  Exhibit 10.18
AMENDMENT TO LICENSE AGREEMENT
RECITALS